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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) October 30, 2003

ZENITH NATIONAL INSURANCE CORP.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-9627 (Commission File Number)	95-2702776 (IRS Employer Identification No.)

21255 Califa Street, Woodland Hills, CA (Address of Principal Executive Offices)	91367-5021 (Zip Code)

Registrant's telephone number, including area code (818) 713-1000

(Former Name or Former Address, if Changed Since Last Report)

Item 5.    Other Events

I.    California Rate Filing

        On November 12, 2003, Zenith Insurance Company ("Zenith Insurance"), a wholly owned subsidiary of Registrant, Zenith National Insurance Corp. ("Zenith National"), filed with the California Department of Insurance its California workers' compensation rates for use on or after January 1, 2004. In California, insurance companies are required by law to set adequate workers' compensation insurance rates for their own use. Although the California Insurance Commissioner does not set workers' compensation rates, the California Insurance Commissioner adopts and publishes advisory pure premiums.

        Under recently enacted reform legislation in California, Zenith Insurance must certify that its workers' compensation rates for January 1, 2004 reflect the 13.3% reduction in costs that the California Workers' Compensation Insurance Rating Bureau ("WCIRB") estimates will result from such reform legislation. In addition, the California Insurance Commissioner purports to require that rates reflect a 5.4% uniform reduction in costs in addition to the savings estimated by the WCIRB. Zenith Insurance's November 12, 2003 rate filing reflects all of these estimated cost savings. After giving effect to the estimated savings from the reform legislation and other factors, Zenith Insurance's new rates represent an overall average rate change of 0% when compared to rates in effect since July 1, 2003.

        Zenith Insurance disputes the Insurance Commissioner's assertion that he has authority to require insurers to file rates that reflect any cost savings beyond those determined by the WCIRB. Zenith Insurance has reserved all rights and remedies, including the right to challenge the validity of the Insurance Commissioner's decision with respect to the additional 5.4% uniform reduction in costs, and the right to file revised rates in the future, as required by the California Insurance Code, that may, or may not, include any cost savings asserted by the Insurance Commissioner beyond those determined by the WCIRB.

        As previously disclosed, effective January 1, 2003, Zenith Insurance implemented a rate increase in California of approximately 11% on new and renewal policies and approximately 5% on the unexpired terms of policies in force on January 1, 2003. On April 1, 2003, Zenith Insurance implemented an additional 6% increase in its California workers' compensation rates on new and renewal policies incepting on or after April 1, 2003 and on July 1, 2003, Zenith Insurance implemented a further increase of 11% in those rates on new and renewal policies incepting on or after July 1, 2003.

II.    Earnout Payment

        On October 30, 2003, Zenith National received $1,775,000 as payment for the first year under the earn-out provision in connection with the sale in October 2002 of its home-building business and related real estate assets in Las Vegas, Nevada. This payment will be recorded as $1.1 million of income after tax from discontinued real estate operations in the fourth quarter of 2003. The earn-out provision provides for annual payments to Zenith National equal to 10% of the pre-tax net income, subject to certain adjustments, of MTH-Homes Nevada, Inc. for each of the three years ended September 30, 2003, September 30, 2004 and September 30, 2005. We are currently unable to estimate the amount, if any, of payments we will receive under the earn-out provision for the remaining two years.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZENITH NATIONAL INSURANCE CORP.

Dated: November 12, 2003	By:	/s/ WILLIAM J. OWEN Name: William J. Owen Title: Senior Vice President & Chief Financial Officer

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  Item 5. Other Events
SIGNATURE